NAVARRE CORPORATION

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80218 and No. 33-86762 as amended) pertaining to the Navarre Corporation 1992 Stock Option Plan and the Registration Statement (Form S-3 No. 333-09231) pertaining to the registration of 530,000 shares of Navarre Corporation common stock of our report dated April 24, 1998, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Navarre Corporation for the year ended March 31, 1998.